UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Registrant’s telephone number, including area code (847) 541-9500
Not Applicable
(Former name or former address, if changed since last year)

Delaware (State or other jurisdiction of Incorporation)	001-08454 (Commission File Number)	36-2704017 (I.R.S. Employer Identification No.)

300 Tower Parkway Lincolnshire, IL 60069 (Address of principal executive offices)		60069 (Zip Code)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 —	Entry into a Material Definitive Agreement
      On February 13, 2006, ACCO Brands Corporation (the “Company”) entered into an Amendment No. 1 and Waiver to Credit Agreement, dated as of February 13, 2006 (the “Waiver”) among the Company, certain of its subsidiaries, the lenders listed on the signature pages thereto, and Citicorp North America Inc., as administrative agent. The Waiver relates to and amends the Company’s Credit Agreement, dated as of August 17, 2005 (the “Credit Agreement”) among the Company, certain of its subsidiaries, the lenders party thereto, the administrative agent and the other parties named therein.
      The Waiver was entered into for the purpose of waiving any default or event of default that may have resulted from the circumstances described in Item 2.02 below. While the existence of a default or event of default related to such circumstances is not certain, after consultation with certain of its lenders, the Company believed it was prudent to execute the Waiver as a precautionary measure.
      The description of the Waiver described in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Waiver, which is being filed as exhibit 10.1 to this report.
Section 2 — Financial Information

Item 2.02 —	Results of Operations and Financial Condition.
      On February 14, 2006, the Company issued a press release reporting its earnings for the three and twelve months ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.
      The Company also announced that it has issued restated audited financial statements at and for the years ended December 27, 2002, 2003 and 2004 as well as restated unaudited condensed consolidated financial statements at and for the quarters ended March 25, 2004 and 2005. These restated financial statements correct certain errors which arose from 1) the failure to properly record, in its initial adoption of SFAS No. 109, certain deferred income tax assets and liabilities related to intangible assets acquired before 1993, 2) incomplete reconciliations which resulted in errors in income tax and other related balance sheet accounts and 3) an error to the 2002 income tax provision, specifically the failure to provide valuation allowances against certain deferred tax assets established as a result of asset impairments. The error to the 2002 income tax provision of $2.7 million affected income tax expense and net income ($.08 per common share) for the year ended December 27, 2002.
      The aggregate net effects of the errors as of December 27, 2004 are understatements of deferred tax liabilities of approximately $45 million and taxes currently payable of approximately $6 million, and an overstatement of equity of approximately $51 million. The identified adjustments have no impact on overall net cash flow nor are they expected to impact cash flow in the future, (however there will be a restatement between operating and financing cash flows of approximately $6.3, $0.5 and $1.2 million in 2002, 2003 and 2004 respectively). The restatement does not affect the Company’s reported tax rates for 2005, did not affect the Company’s net earnings in 2003, 2004 or 2005, nor is it expected to affect the Company’s business prospects or earnings outlook for 2006 and beyond. Refer to Note 1A to the Consolidated Financial Statements contained in Exhibit 99.2 of this report for a complete description and quantification of the restatement.
      The Company has considered the effects of the restatement on its internal controls over financial reporting and has concluded that the matters giving rise to the need for the restatement do not indicate any material weakness in such internal controls.
      The information in this Form 8-K has not been updated from the Company’s registration statements on Form S-4 (in which the original financial statements were included) except as required to reflect the effects of the restatement. Additionally, this Form 8-K does not purport to provide an update or a discussion of any other developments at the Company subsequent to the original filing.
      The information under this Item 2.02 (including exhibit 99.1 hereto) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 2.02 (including exhibit 99.1 hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. This Current Report on Form 8-K and the press release furnished as exhibit 99.1 contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.
Section 4 — Matters Related to Accountants and Financial Statements

Item 4.02 —	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
      On February 10, 2006, the Audit Committee of the Board of Directors concluded that the previously issued audited financial statements for the years 2002 through 2004 and the first three quarters of 2005 (and the corresponding quarters of 2004) should no longer be relied upon because of errors in those financial statements. The errors arose from 1) the failure to properly record, in its initial adoption of SFAS No. 109, certain deferred income tax assets and liabilities related to intangible assets acquired before 1993, 2) incomplete reconciliations which resulted in errors in income tax and other related balance sheet accounts and 3) an error to the 2002 income tax provision, specifically the failure to provide valuation allowances against certain deferred tax assets established as a result of asset impairments. The error to the 2002 income tax provision of $2.7 million affected income tax expense and net income ($.08 per common share) for the year ended December 27, 2002. The Audit Committee and the Company’s management have discussed these matters with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
      The Company’s restated audited consolidated financial statements at and for the years ended December 27, 2002, 2003 and 2004 and restated unaudited condensed consolidated financial statements at and for the quarters ended March 25, 2004 and 2005 are being filed as Exhibit 99.2 to this report. The Company also intends to promptly file amendments to the Company’s Quarterly Reports on Form 10-Q/ A for the fiscal quarters ended June 25, 2005 and September 30, 2005 to reflect the restated financial information contained therein.

Item 9.01 —	Financial Statements and Exhibits.

10.1	Amendment No. 1 and Waiver to Credit Agreement dated as of February 13, 2006 (the “Waiver”) among the Company, certain of its subsidiaries, the Lenders listed on the signature pages hereto, and Citicorp North America Inc., as administrative agent
99.1	Press Release dated February 14, 2006
99.2	Restated Audited Consolidated Financial Statements at and for the Years ended December 27, 2002, 2003 and 2004; and Restated Unaudited Condensed Consolidated Financial Statements at and for the Three Month Periods ended March 25, 2004 and 2005
99.3	Consent of PricewaterhouseCoopers LLP

Signature
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION
(Registrant)

By:	/s/ Steven Rubin

Name: Steven Rubin

Title:	Senior Vice President, Secretary and General Counsel
Date: February 14, 2006

EXHIBIT INDEX

Number	Description

10.1	Amendment No. 1 and Waiver to Credit Agreement dated as of February 13, 2006 (the “Waiver”) among the Company, certain of its subsidiaries, the Lenders listed on the signature pages hereto, and Citicorp North America Inc., as administrative agent
99.1	Press Release dated February 14, 2006
99.2	Restated Audited Consolidated Financial Statements at and for the Years ended December 27, 2002, 2003 and 2004; and Restated Unaudited Condensed Consolidated Financial Statements at and for the Three Month Periods ended March 25, 2004 and 2005
99.3	Consent of PricewaterhouseCoopers LLP